UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 27, 2014
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

EXPLANATORY NOTE
This Current Report on Form 8-K/A is being filed as Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K of Rayonier Inc. (the “Company”) originally filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2014 (the “Initial Report”) to amend and restate its unaudited pro forma condensed consolidated statements of income from continuing operations and balance sheets as of and for the three months ended March 31, 2014 included in the Initial Report under Item 9.01. The Initial Report disclosed that, on June 27, 2014, the Company spun off its Performance Fibers business to its shareholders as a newly formed publicly traded company named Rayonier Advanced Materials Inc.
Following the spin-off, new management conducted a review of the Company’s operations and business strategies and identified issues related to its historical timber harvest levels, its estimate of merchantable timber inventory and the effect of such estimate on its calculation of depletion expense in each of the quarterly periods ended March 31, 2014 and June 30, 2014. At the direction of the Company’s Board of Directors, management commenced an internal review into these matters with the assistance of independent counsel, forensic accountants and financial advisers. As a result of the internal review, the Company concluded that it included in merchantable timber inventory for 2014, timber in specially designated parcels located in restricted, environmentally sensitive or economically inaccessible areas, which was incorrect, inconsistent with its definition of merchantable timber inventory, and a significant change from prior years. As a result, the Company concluded that it understated its depletion expense in cost of goods sold (referred to as “Cost of sales” in the Company's consolidated statements of income) by approximately $2.0 million in each of the quarterly periods ended March 31, 2014 and June 30, 2014, which resulted in a corresponding overstatement of income from continuing operations of $1.9 million and $2.0 million, respectively, in those periods. In addition, management determined that there was a material weakness in the Company’s internal controls related to merchantable timber inventory. Accordingly, the Company has filed amendments to its Forms 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014 and restated its interim consolidated financial statements for those periods. The Audit Committee’s findings did not impact previously reported unaudited pro forma condensed consolidated statements of income from continuing operations for the fiscal years ended December 31, 2013, December 31, 2012 or December 31, 2011.
As a result of the foregoing, the Company has filed with the SEC this Amendment and its restated unaudited pro forma financial statements giving effect to the spin-off, attached hereto as Exhibit 99.1. The Company has not modified or updated disclosures presented in the Initial Report, except to reflect the effects of the restatement of the Company’s unaudited pro forma condensed consolidated statements of income from continuing operations and balance sheets as of and for the three months ended March 31, 2014, as described above. Accordingly, this Amendment does not reflect events occurring after the Initial Report, except as noted above, and this Amendment continues to speak as of the date of the Initial Report.

ITEM 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements (restated) of Rayonier giving effect to the spin-off, and the related notes thereto, are attached hereto as Exhibit 99.1.

(d)	Exhibits.

Exhibit No.	Exhibit
99.1	Unaudited pro forma condensed consolidated financial information (restated).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ H. EDWIN KIKER
H. Edwin Kiker
Senior Vice President and
Chief Financial Officer
November 10, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Unaudited pro forma condensed consolidated financial information (restated).	Furnished herewith.

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